Exhibit 33 a)
Report on Assessment of Compliance
with Regulation AB Servicing Criteria
1. The undersigned authorized officer of LandAmerica Tax and Flood Services, Inc. (the
"Company") is responsible for assessing the Company's compliance with the applicable servicing criteria as defined in 17 CFR Part 229 Section 1122(d) (4) (xi) and 1122(d) (4) (xii)
(the "Regulation AB Servicing Criteria") for residential mortgage backed securities for which the
Company served as third-party property tax payment provider on the underlying collateral (the
"Platform"). Except as set forth in the preceding sentence, the servicing criteria set forth in 17
CFR Part 229 Section 1122(d) are not applicable to the activities the Company performed with respect to the Platform.
2. The Company used the criteria in 17 CFR Part 229 Section 1122(d) to assess the compliance with the Regulation AB Servicing Criteria.
3. Under one of the services offered by the Company, some customers may elect to remit tax payments directly to tax agencies without having the Company remit those property tax payments through our tax payment service. We refer to these customers as "non-outsourced servicer customers." With respect to these non-outsourced customers and the services the
Company delivered pursuant to the servicing criteria set forth in 17 CFR Part 229 Section
1122(d)(4)(xi), the Company's assertion is strictly limited to its processing of tax payments submitted through the Company's tax payment service.
4. With respect to servicing criteria set forth in 17 CFR Part 229 Section 1122(d)(4)(xii), the
Company's assertion is strictly limited to its processing of property tax penalty payments. The
Company has determined that its servicer customers may also have access to systems that enable those servicers to process penalties through obligor escrow accounts. Management's assessment of compliance does not relate to the actual or potential activities of other parties with access to obligor escrow accounts.
5.
Based on such assessment, management believes that, as of and for the year ended
December 31, 2006, the Company has complied in all material respects with the Regulation AB
Servicing Criteria related to the servicing of the Platform.
6.
The registered public accounting firm of Grant Thornton, LLP, has issued an attestation report on the Company's assessment of compliance with the Regulation AB Servicing Criteria as of and for the year ended December 31, 2006.

Date: February 20, 2007

LandAmerica Tax and Flood Services, Inc.

By:____/s/: Robert Ige _______
Name: Robert Ige
Its:
Executive Vice President
Exhibit 33 b)

Management's Assertion

Report on Compliance with Applicable Servicing Criteria Pursuant to
Item 1122 of Regulation AB under the Securities Exchange Act of 1934

U.S. Bank National Association ("U.S. Bank") as a party participating in the servicing function for the following transactions:

U.S. Bank Corporate Trust Asset Backed Securities Platform
1

hereby provides the following report on its assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it and as described on Exhibit A hereto:

1.
U.S. Bank is responsible for assessing its compliance with the servicing criteria applicable to it as noted on the accompanying
Exhibit A;

2.
U.S. Bank used the criteria set forth in paragraph (d) of Item
1122 of Regulation AB to assess its compliance with the
applicable servicing criteria;

3.
U.S. Bank's assessment of its compliance with the applicable servicing criteria is as of and for the period beginning on
January 1, 2006 and ending December 31, 2006, the end of the fiscal year covered by the Form 10-K report. U.S. Bank's
participation in the servicing function complied in all material respects with the applicable servicing criteria.
4.
Ernst & Young, a registered public accounting firm, has issued an attestation report on U.S. Bank's assessment of compliance with the applicable servicing criteria as of and for the period
beginning on January 1, 2006 and ending December 31, 2006, the end of the fiscal year covered by the Form 10-K report.

U.S. BANK NATIONAL ASSOCIATION

/s/ Bryan R. Calder
Name: Bryan R. Calder
Title: Executive Vice President

Date: February 26, 2007
1
The U.S. Bank Corporate Trust ABS Platform (the "Platform") consists of the activities involved in the performance of servicing functions for
(i) publicly issued asset-backed and mortgage-backed transactions the securities of which were offered on or after January 1, 2006 and (ii)
certain asset-backed transactions offered prior to January 1, 2006 for which the Issuer has voluntarily elected to make Regulation AB compliant filings under the Securities Exchange Act of 1934, as amended. The Platform does not include transactions comprised of the repackaging of corporate debt and/or other agency securities.

EXHIBIT A to Management's Assertion

Reg AB
Reference
Servicing Criteria

General Servicing Considerations

1122(d)(1)(i)
Policies and procedures are instituted to monitor any
performance or other triggers and events of default
in accordance with the transaction agreements.

1122(d)(1)(ii)
If any material servicing activities are outsourced
to third parties, policies and procedures are
instituted to monitor the third party's performance
and compliance with such servicing activities.

1122(d)(1)(iii)
Any requirements in the transaction agreements to
maintain a back-up servicer for the Pool Assets are
maintained.
Not Applicable

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in
effect on the party participating in the servicing
function throughout the reporting period in the
amount of coverage required by and otherwise in
accordance with the terms of the transaction
agreements.

Cash Collection and Administration

1122(d)(2)(i)
Payments on pool assets are deposited into the
appropriate custodial bank accounts and related bank
clearing accounts no more than two business days
following receipt, or such other number of days
specified in the transaction agreements.

1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an
obligor or to an investor are made only by authorized
personnel.

1122(d)(2)(iii)
Advances of funds or guarantees regarding
collections, cash flows or distributions, and any
interest or other fees charged for such advances, are
made, reviewed and approved as specified in the
transaction agreements.
1122(d)(2)(iv)
The related accounts for the transaction, such as
cash reserve accounts or accounts established as a
form of over collateralization, are separately
maintained (e.g., with respect to commingling of
cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally
insured depository institution as set forth in the
transaction agreements. For purposes of this
criterion, "federally insured depository institution"
with respect to a foreign financial institution means
a foreign financial institution that meets the
requirements of Rule 13k-1(b)(1) of the Securities
Exchange Act.
1122(d)(2)(vi) Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii) Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts,
including custodial accounts and related bank
clearing accounts. These reconciliations are (A)
mathematically accurate; (B) prepared within 30
calendar days after the bank statement cutoff date,
or such other number of days specified in the
transaction agreements; (C) reviewed and approved by
someone other than the person who prepared the
reconciliation; and (D) contain explanations for
reconciling items. These reconciling items are
resolved within 90 calendar days of their original
identification, or such other number of days
specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed
with the Commission, are maintained in accordance
with the transaction agreements and applicable
Commission requirements. Specifically, such reports
(A) are prepared in accordance with timeframes and
other terms set forth in the transaction agreements;
(B) provide information calculated in accordance with
the terms specified in the transaction agreements;
(C) are filed with the Commission as required by its
rules and regulations; and (D) agree with investors'
or the trustee's records as to the total unpaid
principal balance and number of Pool Assets serviced
by the Servicer.

1122(d)(3)(ii)
Amounts due to investors are allocated and remitted
in accordance with timeframes, distribution priority
and other terms set forth in the transaction
agreements.
1122(d)(3)(iii)
Disbursements made to an investor are posted within
two business days to the Servicer's investor records,
or such other number of days specified in the
transaction agreements.

1122(d)(3)(iv)
Amounts remitted to investors per the investor
reports agree with cancelled checks, or other form of
payment, or custodial bank statements.

Pool Asset Administration

1122(d)(4)(i)
Collateral or security on pool assets is maintained
as required by the transaction agreements or related
pool asset documents.
Not Applicable

1122(d)(4)(ii)
Pool assets and related documents are safeguarded as
required by the transaction agreements

Not Applicable

1122(d)(4)(iii)
Any additions, removals or substitutions to the asset
pool are made, reviewed and approved in accordance
with any conditions or requirements in the
transaction agreements.
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made
in accordance with the related pool asset documents
are posted to the Servicer's obligor records
maintained no more than two business days after
receipt, or such other number of days specified in
the transaction agreements, and allocated to
principal, interest or other items (e.g., escrow) in
accordance with the related pool asset documents.
Not Applicable

1122(d)(4)(v)
The Servicer's records regarding the pool assets
agree with the Servicer's records with respect to an
obligor's unpaid principal balance.
Not Applicable

1122(d)(4)(vi)
Changes with respect to the terms or status of an
obligor's pool assets (e.g., loan modifications or
re-agings) are made, reviewed and approved by
authorized personnel in accordance with the
transaction agreements and related pool asset
documents.
Not Applicable

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g.,
forbearance plans, modifications and deeds in lieu of
foreclosure, foreclosures and repossessions, as
applicable) are initiated, conducted and concluded in
accordance with the timeframes or other requirements
established by the transaction agreements.
Not Applicable

1122(d)(4)(viii) Records documenting collection efforts are maintained during the period a pool asset is delinquent in
accordance with the transaction agreements. Such
records are maintained on at least a monthly basis,
or such other period specified in the transaction
agreements, and describe the entity's activities in
monitoring delinquent pool assets including, for
example, phone calls, letters and payment
rescheduling plans in cases where delinquency
is deemed temporary (e.g., illness or unemployment).
Not Applicable

1122(d)(4)(ix)
Adjustments to interest rates or rates of return for
pool assets with variable rates are computed based on
the related pool asset documents.
Not Applicable

1122(d)(4)(x)
Regarding any funds held in trust for an obligor
(such as escrow accounts): (A) such funds are
analyzed, in accordance with the obligor's pool asset
documents, on at least an annual basis, or such other
period specified in the transaction agreements; (B)
interest on such funds is paid, or credited, to
obligors in accordance with applicable pool asset
documents and state laws; and (C) such funds are
returned to the obligor within 30 calendar days of
full repayment of the related pool assets, or such
other number of days specified in the transaction
agreements.

Not Applicable

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or
insurance payments) are made on or before the related
penalty or expiration dates, as indicated on the
appropriate bills or notices for such payments,
provided that such support has been received by the
servicer at least 30 calendar days prior to these
dates, or such other number of days specified in the
transaction agreements.
Not Applicable

1122(d)(4)(xii)
Any late payment penalties in connection with any
payment to be made on behalf of an obligor are paid
from the Servicer's funds and not charged to the
obligor, unless the late payment was due to the
obligor's error or omission.
Not Applicable

1122(d)(4)(xiii) Disbursements made on behalf of an obligor are posted within two business days to the obligor's records
maintained by the servicer, or such other number of
days specified in the transaction agreements.

Not Applicable

1122(d)(4)(xiv) Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the
transaction agreements.

Not Applicable

1122(d)(4)(xv)
Any external enhancement or other support, identified
in Item 1114(a)(1) through (3) or Item 1115 of
Regulation AB, is maintained as set forth in the
transaction agreements.

Exhibit 33 c)
Management's Assessment on Compliance with Item 1122 Criteria
1. Wilshire Credit Corporation ("Wilshire") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2006 (the "Reporting Period") as set forth in Appendix A hereto. The transactions covered by this report are attached hereto as
Appendix B and include asset-backed securities transactions for which Wilshire has acted as a servicer involving residential mortgage loans (the "Platform").

2. Wilshire has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities, and Wilshire elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto;

3. Except as set forth in paragraph 5 below, Wilshire used the criteria set forth in paragraph
(d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to Wilshire based on the activities it performs, directly or through its
Vendors, with respect to the Platform;

5. Wilshire has complied, in all material respects, with the applicable servicing criteria as of
December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole, except that for one of the forty-five loan payoffs selected for testing, Wilshire calculated the prepayment charge in accordance with the related mortgage note, but transposed the numbers when entering the charge into Wilshire's system, resulting in an overcharge to the borrower. The error has been corrected and the overcharge has been refunded to the borrower.

6. Wilshire has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2006 and for the
Reporting Period with respect to the Platform taken as a whole;

7. Wilshire has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December
31, 2006 and for the Reporting Period with respect to the Platform taken as a whole; and

8. Deloitte & Touche LLP, a registered public accounting firm, has issued an attestation report on Wilshire's assessment of compliance with the applicable servicing criteria for the
Reporting Period.

DATE: February 28, 2007
Wilshire Credit Corporation

By: _/s/: Ken Frye___________________
Ken Frye
Senior Vice President, Loan Servicing
APPENDIX A
SERVIC ING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
*
Reference
Criteria
Performed
by
Wilshire
Performed
by
Vendor(s)
for which
Wilshire is
the
Responsible
Party
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
X
1
1122(d)(1)(ii)
If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
X
1122(d)(1)(iii)
Any requirements in the transaction agreements to maintain a back-
up servicer for the mortgage loans are maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
1
Wilshire institutes policies and procedures to only monitor any performance or event of default it is responsible for monitoring pursuant to the transaction agreements.
SERVIC ING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
*
Reference
Criteria
Performed
by
Wilshire
Performed
by
Vendor(s)
for which
Wilshire is
the
Responsible
Party
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
2
X
3
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
X
4
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash)
as set forth in the transaction agreements.
X
5
1122(d)(2)(v)
Each custodial account is maintained at a federally insured
depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution"
with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1)
of the Securities Exchange Act.
X
6
1122(d)(2)(vi)
Unissued checks are safeguarded so as to prevent unauthorized access.
X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A)
mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation;
and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
7
2
Wilshire performs the criterion 1122(d)(2)(i) except for the lockbox function, which is a specific, limited activity.
Wilshire retains a vendor to perform the lockbox function. Wilshire is only responsible for those custodial accounts held by it as specified in the transaction agreements.
3
Wilshire retains a vendor to perform the lockbox function, which is a specific, limited activity. Wilshire is the responsible party for the lockbox function.
4
Wilshire does not disburse funds to the certificateholders.
5
Wilshire only maintains custodial accounts it is responsible for as set forth in the transaction agreements.
6
Wilshire only maintains custodial accounts it is responsible for as set forth in the transaction agreements.
7
Wilshire only performs reconciliations for those asset-backed securities bank accounts it is responsible for in the transaction agreements.
SERVIC ING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
*
Reference
Criteria
Performed
by
Wilshire
Performed
by
Vendor(s)
for which
Wilshire is
the
Responsible
Party
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

X
8
1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
X
9
1122(d)(3)(iii)
Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.
X
1122(d)(3)(iv)
Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
X
10
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.
X
1122(d)(4)(ii)
Pool assets and related documents are safeguarded as required by the transaction agreements
X
11
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or
requirements in the transaction agreements.
X
12
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
8
Wilshire only maintains reports it is responsible for as specified in the transaction agreements. Wilshire does not provide reports to the certificateholders or file reports with the Commission.
9
Wilshire only allocates and makes available loan payments to the Master Servicer pursuant to its responsiblities under the transaction agreements. Wilshire is not responsible for the allocation or remittance of funds to certificateholders.
10
Wilshire only remits funds and provides certain investor reports to the Master Servicer pursuant to its responsibilities in the transaction agreements. Wilshire does not disburse funds to the certificateholders.
11
Wilshire safeguards only the pool assets and related documents it receives pursuant to the transaction agreements.
12
Wilshire only facilitates the Master Servicer in making certain additions, removals or substitutions to the asset pool.
The Master Servicer reviews and approves addtions, removals or substitutions to the asset pool.
SERVIC ING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
*
Reference
Criteria
Performed
by
Wilshire
Performed
by
Vendor(s)
for which
Wilshire is
the
Responsible
Party
1122(d)(4)(v)
The Servicer's records regarding the pool assets agree with the
Servicer's records with respect to an obligor's unpaid principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool asset
(e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary
(e.g., illness or unemployment).

X
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related mortgage loan documents.
X